UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2014 (December 9, 2014)

STAFFING 360 SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54515	68-0680859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

641 Lexington Ave

Suite 1526

New York, NY 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 212-634-6462

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02	Unregistered Sales of Equity Securities.

Staffing 360 Solutions, Inc. (the “Company”) and eleven noteholders agreed to convert an aggregate of $2,994,202 principal amount of debt and $296,243 of interest payments through the maturity date of certain promissory notes (the “Notes”) issued in connection with the acquisition of Initio International Holdings, Inc. (“Initio”) into (i) 3,290,446 shares (the “Shares”) of the Company’s restricted common stock, par value $.00001 per share (the “Common Stock”) (at the rate of $1.00 per share), and (ii) warrants to purchase 3,619,490 shares of Common Stock at a per share exercise price of $1.25 per share, exercisable for ten (10) years from the date of conversion. Conversion of $2,065,379 of the principal amount and interest due under the Notes into 2,065,379 Shares and Warrants to purchase 2,271,917 shares of Common Stock was effective on the date of conversion of the Notes and conversion of $1,225,066 of the principal amount and interest due under the Notes into 1,225,066 Shares and Warrants to purchase 1,347,573 shares of Common Stock will be effective as of January 1, 2015.

The Notes referenced herein were issued on January 3, 2014, to shareholders of Initio in connection with the purchase of Initio (the “Initio Acquisition”).

The Shares and shares of Common Stock issuable upon exercise of the Warrants are subject to normal and customary piggyback registration rights substantially similar to the piggyback registration rights granted in connection with the SPA. The issuance of the Shares and Warrants upon conversion of the Notes was made in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).

In addition, the Company and a noteholder agreed to defer the amounts due under a Note in the aggregate principal amount of $61,828 and $19,516 of interest payments through the maturity date of the Note for a period of 4 1/2 years in exchange for the issuance of 40,672 shares of the Company’s Common Stock. The issuance of the additional shares of Common Stock in connection with the deferral of payment was made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Item 8.01	Other Events.

On December 22, 2014, the Company issued a press release announcing the conversion of certain debt issued in connection with the Initio Acquisition. The description of the Press Release is qualified in its entirety by reference to the complete text of the Press Release, which is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit No.	Description
99.1	Press Release dated December 22, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 22, 2014

STAFFING 360 SOLUTIONS, INC.

By:	/s/ Brendan Flood
Brendan Flood Executive Chairman